Exhibit 28(j)(1)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information in Post-Effective Amendment No. 39 to the Registration Statement (Form N-1A, No. 33-54016) of Gabelli Investor Funds, Inc., and to the incorporation by therein of our report dated February 28, 2018 on The Gabelli ABC Fund, included in the 2017 annual report to shareholders.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

April 30, 2018